                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of IMCO Recycling, Inc. on Form S-3/A-1 of our report dated December 9, 1996, on the financial statements of Alchem Aluminum, Inc. as of October 31, 1996 and 1995, and for the years then ended, included in IMCO Recycling, Inc.'s current report on Form 8-K/A dated October 9, 1997, and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN LLP

Toledo, Ohio,
  October 8, 1997.